Exhibit 99.2

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Unaudited Condensed Combined Balance Sheets

September 30, 2013 and December 31, 2012

(Dollars in millions)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash	$206.4	5.0
Trade accounts receivable, less allowance for doubtful accounts of $0.7 and $1.0, respectively	439.3	473.5

Inventories	176.5	969.4
Derivative assets	45.9	58.4
Other current assets	12.9	21.2
Total current assets	881.0	1,527.5
Property, plant, and equipment:
Land and land improvements	13.8	13.8
Buildings	0.6	0.6
Machinery and equipment	24.8	7.9
Tanks and pipelines	88.7	88.6
Construction in progress	7.1	1.4
	135.0	112.3
Less accumulated depreciation	(19.0)	(6.9)
Net property, plant, and equipment	116.0	105.4
Goodwill	33.0	33.0
Intangible assets, net	11.0	15.9
Equity method investments	100.1	73.6
Other assets	12.9	13.5
Total assets	$1,154.0	1,768.9
Liabilities and Equity
Current liabilities:
Current portion of long term debt	$—	10.4
Accounts payable	415.3	592.2
Advances on sales	6.4	8.9
Derivative liabilities	12.2	32.2
Accrued expenses	24.8	17.6
Payable due to parent	—	434.3
Total current liabilities	458.7	1,095.6
Long-term debt	—	29.7
Other noncurrent liabilities	2.1	0.3
Total liabilities	460.8	1,125.6
Total equity:
Parent Company’s equity investment	592.6	530.2
Retained earnings	99.3	111.5
Accumulated other comprehensive income	1.3	1.6
Total equity	693.2	643.3
Commitments and contingencies (note 11)
Total liabilities and equity	$1,154.0	1,768.9

See accompanying notes to unaudited condensed combined financial statements.

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Unaudited Condensed Combined Statements of Operations

Nine months ended September 30, 2013 and 2012

(Dollars in millions)

	Nine months ended
	September 30,
	2013	2012
Net sales	$224.4	196.3
Cost of goods sold	158.4	168.2
Gross profit	66.0	28.1
Selling, general, and administrative expenses	48.9	65.3
Operating income (loss)	17.1	(37.2)
Interest expense, net	27.5	39.8
Loss from continuing operations before income taxes	(10.4)	(77.0)
Income tax expense	—	(0.2)
Loss from continuing operations	(10.4)	(77.2)
Net loss from discontinued operations	(1.8)	(24.1)
Net loss	$(12.2)	(101.3)

See accompanying notes to unaudited condensed combined financial statements.

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Unaudited Condensed Combined Statements of Comprehensive Loss

Nine months ended September 30, 2013 and 2012

(Dollars in millions)

	Nine months ended
	September 30,
	2013	2012
Net loss	$(12.2)	(101.3)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	0.2
Net loss on derivative instruments designated and qualifying as cash flow hedges	(0.2)	(18.3)
Available-for-sale securities	(0.1)	—
Total comprehensive loss	$(12.5)	(119.4)

See accompanying notes to unaudited condensed combined financial statements.

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Unaudited Condensed Combined Statement of Equity

Nine months ended September 30, 2013

(Dollars in millions)

	Parent		Accumulated
	Company’s		other
	equity	Retained	comprehensive	Total
	investment	earnings	income	equity
Balance at December 31, 2012	$530.2	111.5	1.6	643.3
Net loss	—	(12.2)	—	(12.2)
Contributed capital	62.4	—	—	62.4
Other comprehensive loss	—	—	(0.3)	(0.3)
Balance at September 30, 2013	$592.6	99.3	1.3	693.2

See accompanying notes to unaudited condensed combined financial statements.

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Unaudited Condensed Combined Statements of Cash Flows

Nine months ended September 30, 2013 and 2012

(Dollars in millions)

	Nine months ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(12.2)	(101.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9.0	8.3
Provision for bad debts	0.3	0.3
Amortization of debt issue costs	1.7	0.4
Other items	2.8	(0.4)
Changes in operating assets and liabilities:
Accounts receivable	33.9	(286.0)
Inventories	793.0	320.0
Other current assets	12.6	46.3
Derivative assets and liabilities	(7.7)	(30.4)
Accounts payable	(177.4)	48.0
Advances on sales	(2.4)	9.0
Other accrued liabilities	7.2	(32.0)
Noncurrent assets and liabilities	(1.0)	0.3
Net cash provided by operating activities	659.8	(17.5)
Cash flows from investing activities:
Additions to property, plant, and equipment	(4.9)	(10.7)
Investment in equity method investments	(26.5)	(15.7)
Net cash used in investing activities	(31.4)	(26.4)
Cash flows from financing activities:
Issuance of long-term debt	—	4.6
Repayments of long-term debt	(40.1)	(3.4)
Debt issue costs	(5.8)	—
Contribution (return of) capital	53.2	(41.8)
Payable due to parent	(434.3)	82.7
Net cash provided by (used in) financing activities	(427.0)	42.1
Net change in cash and cash equivalents	201.4	(1.8)
Cash and cash equivalents at beginning of year	5.0	12.7
Cash and cash equivalents at end of year	$206.4	10.9
Supplemental cash and noncash flow information:
Cash paid for interest	$1.1	1.9
Contribution of property, plant, and equipment from parent	9.2	—

See accompanying notes to unaudited condensed combined financial statements.

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

(1)                     Business Description

The accompanying combined financial statements include the accounts of all operations that comprise the energy operations of Gavilon, LLC (collectively, the Company). The Company operates the marketing, trading, and distribution of energy commodities. Gavilon, LLC was a wholly owned subsidiary of The Gavilon Group, LLC (The Gavilon Group). During 2013, the Gavilon Group, LLC restructured Gavilon, LLC to acquire, own, and operate the energy operations, which are set forth in these combined financial statements. Historically, the business units comprising Gavilon, LLC have been consolidated with The Gavilon Group. Material related party activity is summarized in note 13. As part of the separation of the energy operations, The Gavilon Group transferred substantially all of its energy business units to Gavilon, LLC and transferred out any non-energy related business units to another subsidiary of The Gavilon Group. In addition, the Company has completed several restructuring initiatives, which have impacted the energy business units. These business units have been included in discontinued operations in the accompanying combined statements of operations for all periods presented (note 12).

(2)                     Basis of Presentation

The accompanying combined financial statements include the energy business units of Gavilon, LLC. When the Company does not have a controlling interest, but exerts a significant influence over the entity, the Company applies the equity method of accounting. All significant intercompany balances and transactions have been eliminated.

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim combined financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). The unaudited condensed combined financial statements include all adjustments that the Company considers necessary for a fair presentation of the financial position and results of operations for the interim periods presented. Such adjustments consist only of normal recurring items, unless otherwise disclosed herein. Accordingly, the unaudited condensed combined financial statements do not include all the information and notes required by GAAP for complete annual combined financial statements. However, the Company believes that the disclosures made are adequate to make the information not misleading. These interim unaudited condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements for the year ended December 31, 2012. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

(3)                     Summary of Significant Accounting Policies

(a)                      Use of Estimates

The preparation of the combined financial statements, in accordance with generally accepted accounting principles (GAAP) in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

accompanying notes. The most significant estimates relate to the valuation of derivatives, inventories, and the useful lives of fixed assets.

Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the combined financial statements in future periods.

(b)                      Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and economic data.

(c)                       Inventories

The Company uses the lower of cost or market for inventories, except crude oil inventory designated in a fair value hedging relationship. Cost is determined using the weighted average cost method. The Company uses fair value for crude oil inventory designated in a fair value hedging relationship.

(d)                      Equity Method Investments

The investments in and the operating results of 50% or less-owned entities not required to be consolidated are included in the combined financial statements on the basis of the equity method of accounting.

(e)                       Property, Plant, and Equipment

The Company’s accounting for property, plant, and equipment is to record asset additions at cost. The estimated useful lives of the respective classes of assets are as follows:

Land improvements	15 years
Buildings and building improvements	15–40 years
Machinery and equipment	7–15 years
Tanks and pipeline	5–40 years

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets are subject to amortization, and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. There were no circumstances that indicated the carrying value of long-lived assets or intangible assets may not be recoverable during the nine months ended September 30, 2013 or 2012.

(f)                         Goodwill

Goodwill represents the excess of the aggregate purchase price of acquired businesses over the estimated fair value of the net assets acquired in business combinations. Goodwill is reviewed for impairment at least annually. Goodwill is initially assessed based on qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The more-likely-than-not threshold is defined as having a likelihood of more than 50%. If it is determined by this assessment that, more likely than not, goodwill is impaired, the first step of testing is to compare the fair value of the reporting unit with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed. The Company performs its annual impairment review of goodwill at June 30 and when a triggering event occurs between annual impairment tests. For 2013 and 2012, the Company performed a qualitative assessment of goodwill and determined that it is more likely than not that the fair values of its reporting units are greater than the carrying amounts. Accordingly, there were no impairments of goodwill for the nine months ended September 30, 2013 or 2012.

(g)                      Derivatives

The Company uses commodity futures, options, and forward purchase and sales contracts in the normal course of business. The Company also uses interest rate related derivative instruments to manage its exposure related to changes in interest rates on its variable rate debt instruments. These derivative instruments are recognized at fair value in the combined balance sheets and changes in the fair value of derivatives not accounted for as hedges are recognized in earnings. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in accumulated other comprehensive income until the hedged item is recognized in earnings.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

For all hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items. For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing hedge ineffectiveness are recognized in current earnings.

The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is designated as a hedging instrument because it is unlikely that a forecasted transaction will occur, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

In all situations in which hedge accounting is discontinued and the derivative is retained, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings. When it is probable that a forecasted transaction will not occur, the Company discontinues hedge accounting and recognizes immediately in earnings gains and losses that were accumulated in other comprehensive income.

(h)                      Fair Values of Financial Instruments

Unless otherwise specified, the Company believes the carrying value of its financial instruments approximates their fair value.

(i)                         Netting of Accounts

Where derivatives and accounts receivable and payable are subject to a master netting agreement and the accounting criteria to offset are met, the Company presents these accounts on a net basis in the combined financial statements.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

(j)                         Revenue Recognition

Revenue is recognized when title and risk of loss are transferred to customers upon delivery based on terms of sale and collectibility is reasonably assured. Changes in the fair value of commodity derivatives are recognized in earnings immediately. Sales related to trading activities are recorded net, and margins earned on such transactions are included as a component of net sales. Net sales and cost of goods sold, if reported on a gross basis for these activities, would be increased by $12,095.9 million and $13,933.1 million for the nine months ended September 30, 2013 and 2012, respectively.

(k)                      Income Taxes

As a limited liability company, the Company does not pay U.S. federal or state income taxes under the provisions of the Internal Revenue Code. However, the Company’s Canadian operations are subject to tax in its local jurisdiction.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(l)                         Debt Issuance Costs

The Company incurred certain financing costs associated with debt issuance (note 9). These costs were capitalized and are being amortized to expense using the effective interest rate method.

(4)                     Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the estimated fair value of the net tangible and intangible assets acquired. The Company’s goodwill includes goodwill that was allocated by The Gavilon Group as part of the overall purchase price allocation for all legal entities acquired. Factors that contributed to a purchase price resulting in goodwill included the Company’s favorable market position in profitable and growing markets, favorable logistics and asset network, and intellectual capital associated with the Company. Goodwill is fully tax deductible to the members.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

The fair value of identifiable intangible assets consist of customer relationships (7 year weighted average useful life) and contractual obligations. Identifiable intangible assets as of September 30, 2013 and December 31, 2012 are as follows (in millions):

	Gross
	carrying	Accumulated
	amounts	amortization	Net
September 30, 2013:
Customer relationships	$43.1	(32.1)	11.0
Contractual obligations	7.5	(7.5)	—
Total	$50.6	(39.6)	11.0

	Gross
	carrying	Accumulated
	amounts	amortization	Net
December 31, 2012:
Customer relationships	$43.1	(27.3)	15.8
Contractual obligations	7.5	(7.4)	0.1
Total	$50.6	(34.7)	15.9

Aggregate amortization expense for amortizing intangible assets was $4.8 million and $4.9 million for the nine months ended September 30, 2013 and 2012, respectively. Estimated future amortization expense is $1.6 million for the last three months of 2013, $6.2 million for 2014, $3.1 million for 2015, $0.1 million for 2016.

(5)                     Derivatives and Hedging Activities

The Company purchases and sells commodities, such as gas, ethanol, natural gas, biodiesel and crude oil. The Company generally follows a policy of using commodity derivatives to minimize its net position of commodity inventories and forward cash purchase and sales contracts. The Company also uses commodity derivatives as components of market strategies designed to enhance margins. The results of these strategies can be significantly impacted by factors such as the volatility of the relationship between the value of commodity derivatives and the cash prices of the underlying commodities, counterparty contract defaults, and volatility of transportation markets.

Changes in the fair value of commodity derivatives are recognized in earnings immediately, except for certain energy contracts and interest rate swaps that have been designated in a cash flow hedging relationship. The Company reports the fair value of its derivative assets and liabilities, including derivatives used in hedging relationships, on the combined balance sheets, as commodity and other contracts at fair value.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

For risk management purposes, the Company utilizes fair value hedges, cash flow hedges, and economic hedges. In addition to the use of derivative instruments to manage commodity price risk, the Company also enters into certain commodity derivative instruments for trading purposes. The majority of the Company’s purchase and sales contracts qualify as derivative instruments and the change in fair value is reported in net sales and cost of sales in the accompanying combined statements of operations.

For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or initially reported as a component of accumulated other comprehensive income and then recorded in income in the period or periods during which the hedged forecasted transaction affects income.

The Company’s policy is to report gains and losses associated with derivatives as follows:

Contract/derivative nature	Line item
Commodities	Net sales
Interest rate swap	Interest expense

While a majority of the Company’s use of derivative instruments is to manage market risks by economically hedging the Company’s inventory and forward purchase and sales commitments, the Company also designates cash flow hedges. The Company has designated cash flow hedges associated with the future purchase and sales of natural gas. The object of the Company’s cash flow hedges is to fix the price of natural gas purchase and sales at existing market prices that the Company deems favorable.

The Company entered into an interest rate swap agreement to manage the variability of cash flows over certain portions of the interest payments related to the variable rate on the term loan (note 9). The interest rate swap agreement used by the Company has been recorded at fair value in the combined balance sheets with changes in fair value recorded in accumulated other comprehensive income. This amount is subsequently reclassified into interest expense as a yield adjustment of the hedged interest payments in the same period in which the related interest affects earnings. Amounts subsequently reclassified into interest expense during the year were immaterial, and no ineffectiveness was recognized. During the nine months ended September 30, 2013, the Company settled the interest rate swap agreement for a payment of $1.1 million.

As of December 31, 2012, the fair value of the Company’s interest rate swap agreement designated in a cash flow hedging relationship was an unrealized loss of $1.8 million. As of September 30, 2013 and December 31, 2012, the fair value of the Company’s natural gas futures designated in a cash flow hedging relationship was $0.7 million and $3.3 million, respectively.

The following table provides information about the gain or loss recognized in income and other comprehensive income (loss) on the Company’s cash flow hedging derivative instruments for the nine months ended September 30, 2013 and 2012 (in thousands). Also, the information presents the notional volume of outstanding cash flow hedge derivative contracts by type of instrument.

(Continued)

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the

Nine Months Ended September 30, 2013 and 2012

Cash Flow Hedges

	Gain (loss)
	recognized in AOCI on	Gain (loss)		Gain (loss) recognized in
	derivatives	reclassified from AOCI		income on derivatives
	(effective portion)	into income (effective portion)		(ineffective portion)
Commodity type	2013 Amount	Location	2013 Amount	Location	2013 Amount
Natural gas	$2,162	Net sales	$4,157	Net sales	$—
Interest rate swaps	1,794	Interest expense	—	Interest expense	—

Commodity type	2012 Amount	Location	2012 Amount	Location	2012 Amount
Natural gas	$554	Net sales	$18,646	Net sales	$—
Interest rate swaps	(213)	Interest expense	—	Interest expense	—

	Notional	Notional
	contract	contract
	volumes (as of	volumes (as of
	September 30,	December 31,
Derivative instrument	2013)	2012)
Natural gas futures (MMBtu’s)	3,088	931
Interest rate swaps (millions of $)	—	36

The following table summarizes the Company’s outstanding interest rate swap agreement as of December 31, 2012:

	Notional	Fixed	Variable
Term	amount	rate	rate
1/24/11—3/31/18	36 million	2.393	0.311

The Company did not exclude any components of the derivatives instruments’ gains or losses from the assessment of hedge effectiveness for its cash flow hedging relationships.

The Company has designated fair value hedges used to hedge certain crude oil inventories. The following table provides information about the gain or loss recognized in income on the Company’s fair value hedging derivative instruments for the nine months ended September 30, 2013 and 2012 (in thousands). Also, the information presents the notional volume (in thousands) of outstanding derivative contracts designated in the fair value hedging relationships at September 30, 2013 and December 31, 2012.

(Continued)

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the

Nine Months Ended September 30, 2013 and 2012

Fair Value Hedges

Gain (loss) recognized in
	Gain (loss) recognized in		Gain (loss) recognized in		income on derivatives
	income on derivatives		income on hedged item		(ineffective portion)
Commodity type	Location	2013 Amount	Location	2013 Amount	Location	2013 Amount
Crude oil inventory	Net sales	$(27,879)	Net sales	$6,962	Net sales	$(20,917)

Commodity type	Location	2012 Amount	Location	2012 Amount	Location	2012 Amount
Crude oil inventory	Net sales	$16,636	Net sales	$(11,972)	Net sales	$4,664

	Notional	Notional
	contract	contract
	volumes (as of	volumes (as of
	September 30,	December 31,
Derivative instrument	2013)	2012)
Crude oil futures (barrels)	580	9,661

The following table summarizes the Company’s notional volumes for their economic and trading derivative financial instruments as of September 30, 2013 and December 31, 2012 (amounts in thousands) by type of instrument:

	Exchange- traded	Non-exchange traded
September 30, 2013	(Short) long	(Short)	Long
Natural gas (MMBtu’s):
Futures	1,670	—	—
Options	379	—	—
Swaps	(350)	(40,026)	73,353
Forwards	(8,538)
Oil (barrels):
Futures	(684)	—	—
Forwards	—	(87,224)	87,021

(Continued)

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the

Nine Months Ended September 30, 2013 and 2012

	Exchange-
	traded
	Net	Non-exchange traded
December 31, 2012	(short) long	(Short)	Long
Natural gas (MMBtu’s):
Futures	(4,700)	—	—
Options	—	—	—
Swaps	(7,238)	—	78
Forwards	—	(6,551)	—
Oil (barrels):
Futures	(3,262)	—	—
Options	35	—	—
Forwards	—	(2,112)	2,396

The Company has established guidelines, controls, and limits to manage and mitigate credit risk within risk tolerances established by the Company’s Risk Committee. In addition, the Company has a credit committee that includes senior executives who meet on a regular basis to review the Company’s credit activities and monitor compliance with the policies adopted by the Company. The Company attempts to mitigate its credit exposure by setting tenor and credit limits commensurate with counterparty financial strength, obtaining master netting agreements, and mitigating credit exposure with less creditworthy counterparties through prepayments, letters of credit, and other security agreements, such as inventory, property, or other tangible assets. The use of master netting agreements is driven by industry practice, and anticipated volumes and complexity of the business relationship with the counterparty. The Company assumes credit and performance risk associated with commodity derivative contracts within the energy and agriculture industries; however, no counterparty was greater than 10% of the Company’s net exposure.

The Company has policies that limit the dollar risk exposure for each of its businesses. The Company also monitors the amount of associated counterparty credit risk for all nonexchange-traded transactions. The Company’s trading activities are limited in terms of maximum dollar exposure, as measured by a value-at-risk methodology, and monitored to ensure compliance.

As of September 30, 2013, the Company held certain derivative contracts with settlement dates through 2016. However, approximately 95% of the Company’s notional amount of commodity derivative contracts have settlement dates of less than one year.

(6)                     Equity Method Investments

The Company’s equity method investment in Glass Mountain Pipeline of $100.1 million at September 30, 2013 and $73.6 million at December 31, 2012 relates to a 50% interest in a development-stage limited liability company formed in May 2012. Glass Mountain pipeline’s operations consist of construction of an intrastate crude oil common carrier pipeline system in Oklahoma. Glass Mountain’s total assets as of September 30, 2013 are $159.5 million and primarily represent cash and construction in progress. Glass

(Continued)

GAVILON ENERGY

(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the

Nine Months Ended September 30, 2013 and 2012

Mountain’s total liabilities as of September 30, 2013 are $21.3 million and primarily represent construction-related payables.

(7)                     Inventories

The major classes of inventories at September 30, 2013 and December 31, 2012 are as follows (in millions):

	September 30,	December 31,
	2013	2012
Crude oil inventories carried at fair value	$56.3	873.3
Inventories carried at lower of cost or market:
Crude oil	14.6	6.8
Natural gas	28.9	31.2
Fuels	76.7	57.6
Other	—	0.5
	$176.5	969.4

(8)                     Fair Value Measurements

Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 — Unadjusted quoted prices available in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. This level primarily consists of financial instruments such as exchange-traded securities and listed derivatives.

Level 2 — Pricing inputs include quoted prices for identical or similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 — Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs reflect management’s best estimate of fair value using its own assumptions about the assumptions a market participant would use in pricing the asset or liability.

Exchange-traded futures and options contracts are valued based on unadjusted quoted prices in active markets and are classified within Level 1. The Company’s forward commodity purchase and sale contracts are classified as a Level 2 measurement. The Company estimates fair values based on exchange quoted prices, adjusted as appropriate for differences in local markets. These differences are generally valued using inputs from broker or dealer quotations, or market transactions in either the listed or over-the-counter (OTC) markets. The determination of the fair values also factor the credit standing of the counterparties

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

involved and the impact of credit enhancements (such as cash deposits, letters of credit, and priority interests), and also the impact of the Company’s nonperformance risk on its liabilities.

The Company also utilizes a midmarket pricing convention (the midpoint price between bid and ask prices) for valuing a significant portion of its assets and liabilities measured and reported at fair value. The Company is able to classify fair value balances based on the observability of inputs.

The following tables set forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2013 and December 31, 2012. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect their placement within the fair value hierarchy levels.

	September 30, 2013
	Level 1	Level 2	Level 3	Nettings	Total
Assets (in millions):
Inventory	$56.3	—	—	—	56.3
Derivative assets	14.1	1,218.0	—	(1,186.2)	45.9
Liabilities (in millions):
Derivative liabilities	$—	1,198.4	—	(1,186.2)	12.2

	December 31, 2012
	Level 1	Level 2	Level 3	Nettings	Total
Assets (in millions):
Inventory	$873.3	—	—	—	873.3
Derivative assets	13.1	2,930.1	—	(2,884.8)	58.4
Liabilities (in millions):
Derivative liabilities	$—	2,917.0	—	(2,884.8)	32.2

(9)                     Credit Facility Agreement

The Company has a $650 million Credit Facility Agreement (the credit agreement) expiring in June 2014. While the credit agreement provides for up to $650 million in credit, the actual credit available is based on eligible assets of the Company as determined by the provisions included in the credit agreement and is collateralized by inventory. At September 30, 2013, the Company had no cash borrowings under the credit agreement and had outstanding letters of credit of $325.7 million.

The Company may elect to borrow under the credit agreement based on either prime rate plus 1.5% or London Interbank Offered Rate (LIBOR) plus 2.5%. Debt issue costs of $1.4 million were capitalized related to the credit facility agreement in 2013.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

The Company is required to comply with certain financial covenants related to minimum interest coverage ratio and maximum leverage ratio. In addition, the credit agreement limits the amount of additional borrowings by the Company.

The Company retired the Credit Facility Agreement upon the sale of the Company in December 2013, as described in note 15.

(10)              Accumulated Other Comprehensive Income

The following table summarizes the balances of accumulated other comprehensive income (in millions):

	September 30,	December 31,
	2013	2012
Cash flow hedging derivatives	$1.3	1.5
Available-for-sale securities	(0.1)	—
Currency translation adjustment	0.1	0.1
	$1.3	1.6

(11)              Contingencies

The Company is party to a number of claims arising out of the operation of its business. Management records charges for probable losses that can be estimated. After taking into account liabilities recorded for all of the foregoing matters, management believes the ultimate resolution of such matters should not have a material adverse effect on the Company’s combined financial position, results of operations, or liquidity. Costs of legal services are recognized in earnings as services are provided.

(12)              Discontinued Operations

During 2012, the Company completed restructuring initiatives that eliminated the operations of the Import/Export Ethanol, Glycerin, and weather and portfolio trading business units. Additionally, during 2012, the Company’s management approved a plan to sell the Thackerville Propane Terminal. These operations are classified as held for sale and included in discontinued operations.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

These business lines meet the criteria for being reported as discontinued operations and have been segregated from continuing operations. The following table summarizes the results from discontinued operations (in millions):

		Net
	Net sales	loss
Nine months ended September 30, 2013:
Import/export ethanol	$(0.3)	(0.7)
Glycerin	0.5	(0.8)
Thackerville propane terminal	—	(0.1)
Weather and portfolio trading	—	(0.2)
Total	$0.2	(1.8)
Nine months ended September 30, 2012:
Import/export ethanol	$(13.0)	(18.4)
Glycerin	9.5	(4.1)
Thackerville propane terminal	—	(0.1)
Weather and portfolio trading	(1.0)	(1.5)
Total	$(4.5)	(24.1)

(13)              Related-Party Transactions

The Gavilon Group provides a variety of services to the Company, such as information technology, treasury and cash management, payroll and human resources, legal, tax, facilities, general accounting and other corporate functions. Where possible, The Gavilon Group directly allocates costs to the Company based on usage or other direct allocation methods. Direct allocations to the Company are generally related to information technology, risk management, human resources, business development, compliance and facilities. The direct allocations are included in corporate allocations in the accompanying combined statements of operations, and were $3.1 million and $5.9 million for the nine months ended September 30, 2013 and 2012, respectively.

In addition to direct allocations from The Gavilon Group, indirect corporate expenses are allocated to the Company. These expenses are allocated to the Company based on historical company policy and may not be reflective of actual expenses incurred by the Company on a stand-alone basis. Indirect allocations charged to the Company are related to corporate departments such as executive, corporate finance and treasury, legal, communications, and stock-based compensation and were $4.0 million and $17.0 million for the nine months ended September 30, 2013 and 2012, respectively, and included in corporate allocated expense in the accompanying combined statements of operations.

(Continued)

GAVILON ENERGY
(The Energy Business Units of Gavilon, LLC)

Notes to Unaudited Condensed Combined Financial Statements

As of September 30, 2013 and December 31, 2012, and for the
Nine Months Ended September 30, 2013 and 2012

The Gavilon Group also allocates corporate interest expense to the Company based on total invested and trade working capital utilized by the business and may not be reflective of interest expense incurred on a standalone basis. Interest expense allocated by The Gavilon Group to the Company was $17.9 million and $29.4 million for the nine months ended September 30, 2013 and 2012, respectively, and is included in the accompanying combined statements of operations.

The amounts due to (from) The Gavilon Group are classified as payable due to (from) parent in current liabilities within the accompanying combined balance sheet as of December 31, 2012 and reflect the net cash transferred between the Companies for operating capital requirements, which includes corporate expense and interest allocations.

(14)              Blender’s Tax Credit

The Company received $29.3 million in January 2013 for a blender’s tax credit from the federal government for blending biodiesel sold during 2012. This has been recognized in net sales during fiscal 2013 consistent with the enactment of the tax rule change.

(15)              Subsequent Event

On December 2, 2013, The Gavilon Group completed the sale of Gavilon, LLC to NGL Energy Partners LP for $890.0 million of cash. The purchase price is subject to adjustment for certain specified working capital items. The agreement for the sale of Gavilon, LLC specified that Gavilon, LLC would have $198 million of working capital, as defined in the agreement, at the closing date. At the time of closing, Gavilon, LLC paid a distribution to its parent of approximately $187 million, which was calculated as the amount by which working capital, as defined in the agreement, was estimated to exceed $198 million. Since NGL Energy Partners LP is a pass-through entity for income tax purposes, no pro forma income tax expense or benefit has been reported in these notes to unaudited condensed combined financial statements.